     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 4, 2002

                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                              WCI COMMUNITIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

     DELAWARE                                          59-2857021
(State or Other Jurisdiction of                     (I.R.S. Employer
Incorporation or Organization)                    Identification Number)

                            24301 WALDEN CENTER DRIVE
                          BONITA SPRINGS, FLORIDA 34134
    (Address, Including Zip Code, of Registrant's Principal Executive Office)
                 1998 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN
                            (Full titles of the Plan)

                            VIVIEN N. HASTINGS, ESQ.
                              WCI COMMUNITIES, INC.
                            24301 WALDEN CENTER DRIVE
                          BONITA SPRINGS, FLORIDA 34134
                                 (239) 498-8213
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                    COPY TO:
                               JOHN B. TEHAN, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 455-2000

                         CALCULATION OF REGISTRATION FEE

                                                             PROPOSED
                                                             MAXIMUM        PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE REGISTERED          AMOUNT TO      OFFERING           AGGREGATE           AMOUNT OF
                                              BE             PRICE PER        OFFERING PRICE       REGISTRATION
                                              REGISTERED     SHARE(A)              (A)               FEE (A)
Common Stock, $0.01 par value per share       215,112        $    11.98     $    2,577,041.76      $      237.09


(a) Pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average high and low prices per share of the Common Stock on the New York Stock Exchange on September 30, 2002.

                                     PART I

      All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

Item

3.    Incorporation of Documents by Reference.

      The following documents filed by WCI Communities, Inc. (the "Company" or "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

      (a) Our Quarterly Report for the period ending March 31, 2002 as filed on Form 10Q on May 14, 2002 (File No. 001-31255);

      (b) Our Quarterly Report for the period ending June 30, 2002 as filed on Form 10Q on August 14, 2002 (File No. 001-31255);

      (c) Our Annual Report for the year ended December 31, 2001 as filed on Form 10K405 on March 26, 2002 (File No. 001-31255);

      (d) Our Current Report on Form 8-K dated September 5, 2002 (File No. 001-31255); and

      (e) The description of our Common Stock contained in our Registration Statement on Form 8-A12B as filed on February 28, 2002 (File No. 001-31255).

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

4.   Description of Securities.

      Not required.



5.    Interests of Named Experts and Counsel.

      None.



6.    Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law (the "DGCL") permits companies to indemnify their officers and directors against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action (except settlements or judgments in derivative suits), suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the company, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders of disinterested directors, or otherwise.

      The Registrant's certificate of incorporation and by-laws provide for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

      As permitted by sections 102 and 145 of the DGCL, the Registrant's certificate of incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders arising from a breach of a director's fiduciary duty, other than for a breach of a director's duty of loyalty or for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and except as otherwise provided under the DGCL. The Registrant may purchase and maintain insurance on behalf of any director or officer of the Registrant against any liability asserted against such person, whether or not the company would have the power to indemnify such person against such liability under the provisions of the certificate of incorporation or otherwise. The Registrant has purchased and maintains insurance on behalf of its directors and officers.

7.   Exemption from Registration Claimed.

      Not applicable.


8.   Exhibits.

      The following exhibits are filed as part of this Registration Statement.

      4.1 Restated Certificate of Incorporation of WCI Communities, Inc. (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-4 filed April 30, 2002 (File No. 333-87250).

      4.2 Second Amended and Restated By-Laws of WCI Communities, Inc. (incorporated by reference to Exhibit 3.48 to Registration Statement on Form S-4 filed April 30, 2002 (File No. 333-87250).

      4.3 Specimen of common stock (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-1 filed September 6, 2001 (File No. 333-69048).

      4.4 1998 Non-Employee Director Stock Incentive Plan (incorporated by reference to Exhibit 10.6 to Registration Statement on Form S-4 filed April 6, 2001 (File No. 333-58500).

      5.1 Opinion of James D. Cullen, Esq. regarding the legality of the newly issued stock being registered.

      23.1  Consent of PricewaterhouseCoopers LLP, independent auditors.

      23.2  Consent of James D. Cullen, Esq. (included in his opinion filed as
            Exhibit 5.1 hereto).

      24    Power of Attorney (included in Part II of this Registration
            Statement).



9.    Undertakings.

      (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information set forth in this Registration Statement;

      provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issued.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, WCI Communities, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bonita Springs, State of Florida, on the 4th day of October, 2002.

                       WCI Communities, Inc.



                       By: /s/ James P. Dietz
                       --------------------------------------------------------
                       Name:  James P. Dietz
                       Title: Senior Vice President and Chief Financial Officer


                                POWER OF ATTORNEY

         We the undersigned officers and directors of WCI Communities, Inc., hereby severally constitute and appoint James P. Dietz and Vivien N. Hastings, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on October 4, 2002 by or on behalf of the following person in the capacities indicated with the Registrant.

               Signature                                      Title
               ---------                                      -----
          /s/ Alfred Hoffman, Jr.               Chief Executive Officer and Director
        ----------------------------------
           Alfred Hoffman, Jr.


           /s/ Don E. Ackerman                  Chairman of the Board of Directors and Executive Vice
        ----------------------------------
            Don E. Ackerman                     President


          /s/ James P. Dietz                    Chief Financial Officer
        ----------------------------------
           James P. Dietz


            /s/ Scott Perry                     Chief Accounting Officer
        ----------------------------------
             Scott Perry


           /s/ Jerry Starkey                    Director
        ----------------------------------
            Jerry Starkey


          /s/ F. Philip Handy                   Director
        ----------------------------------
            F. Philip Handy

           /s/ Jay Sugarman                     Director
        ----------------------------------
             Jay Sugarman


           /s/ Stewart Turley                   Director
        ----------------------------------
             Stewart Turley


        /s/ Lawrence L. Landry                  Director
        ----------------------------------
          Lawrence L. Landry

                                  EXHIBIT INDEX

EXHIBIT NUMBER                DESCRIPTION OF EXHIBIT

      4.1 Restated Certificate of Incorporation of WCI Communities, Inc. (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-4 filed April 30, 2002 (File No. 333-87250).

      4.2 Second Amended and Restated By-Laws of WCI Communities, Inc. (incorporated by reference to Exhibit 3.48 to Registration Statement on Form S-4 filed April 30, 2002 (File No. 333-87250).

      4.3 Specimen of common stock (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-1 filed September 6, 2001 (File No. 333-69048).

      4.4 1998 Non-Employee Director Stock Incentive Plan (incorporated by reference to Exhibit 10.6 to Registration Statement on Form S-4 filed April 6, 2001 (File No. 333-58500).

      5.1 Opinion of James D. Cullen, Esq. regarding the legality of the newly issued stock being registered.

      23.1  Consent of PricewaterhouseCoopers LLP, independent auditors.

      23.2  Consent of James D. Cullen, Esq. (included in his opinion filed as
            Exhibit 5.1 hereto).

      24    Power of Attorney (included in Part II of this Registration
            Statement).